Filed Pursuant to Rule 424(b)(5)
Registration No. 333-254765

PROSPECTUS SUPPLEMENT

(to Prospectus dated April 23, 2021)

Up to $225,000,000

Peabody Energy Corporation

Common Stock

We have entered into an At Market Issuance Sales Agreement (the “Sales Agreement”) with Goldman Sachs & Co. LLC, relating to the sale of shares of our common stock, par value $0.01 per share (the “common stock”), offered by this prospectus supplement. In accordance with the terms of the Sales Agreement, we may offer and sell up to shares of our common stock having an aggregate gross sales price of up to $225,000,000 from time to time through or to Goldman Sachs & Co. LLC, acting as our sales agent or principal (the “Sales Agent”).

Our common stock is traded on the New York Stock Exchange (the “NYSE”) under the symbol “BTU.” On March 4, 2022, the last reported sale price of our common stock on the NYSE was $26.35 per share.

Sales of our common stock, if any, under this prospectus supplement and the accompanying prospectus may be made by any method permitted by law that is deemed to be an “at the market offering” as defined in Rule 415 under the Securities Act of 1933 (the “Securities Act”). The Sales Agent is not required to sell any specific number or dollar amount of our common stock, but the Sales Agent has agreed to make all sales using commercially reasonable efforts consistent with its normal trading and sales practices on mutually agreed terms between the Sales Agent and us. The timing, frequency and amount of any sales will be determined by market conditions and other factors, including available opportunities to repurchase or otherwise retire outstanding debt. There is no specific date on which the offering will end, there are no minimum purchase requirements and there are no arrangements to place the proceeds of the offering in an escrow, trust or similar account.

We will pay the Sales Agent a commission equal to (i) 1.0% of the first $150,000,000 of gross proceeds from each sale of our common stock sold through it under the Sales Agreement and (ii) an amount to be mutually agreed that is not less than 1.0% or greater than 2.0% of the gross proceeds from each sale of our common stock sold through it under the Sales Agreement in excess of $150,000,000. In connection with the sale of our common stock on our behalf, the Sales Agent will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation paid to the Sales Agent will be deemed to be underwriting commissions or discounts.

Investing in our common stock involves risks. You should read this prospectus supplement and the accompanying prospectus, as well as the risk factors referred to on page S-7 of this prospectus supplement under the caption “Risk Factors” and those contained or described in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, before you invest.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Goldman Sachs & Co. LLC

The date of this prospectus supplement is March 7, 2022.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the SEC using a “shelf” registration process. We provide information to you about the issuances and sales of the common stock offered hereby in two separate documents that are bound together: (1) this prospectus supplement, which describes the specific details regarding the issuances and sales of the common stock offered hereby, and (2) the accompanying prospectus, which provides general information regarding us, our securities, and other information, some of which may not apply to the issuances and sales of the common stock offered hereby. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement. However, if any statement in one of these documents is inconsistent with a statement in a document incorporated by reference in this prospectus supplement having a later date, the statement in the document having the later date modifies or supersedes the earlier statement as our business, financial condition, results of operations and prospects may have changed since the earlier date.

You should read this prospectus supplement, together with the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with the issuances and sales of the common stock offered hereby before making an investment decision. You should also read and consider the information in the documents referred to in the sections of this prospectus supplement and the accompanying prospectus entitled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

We have not, and the Sale Agent has not, authorized anyone to provide you with any information other than that contained or incorporated by reference in this prospectus supplement, in the accompanying prospectus or in any free writing prospectus that we have authorized for use in connection with the issuances and sales of the common stock offered hereby. We and the Sales Agent take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

We are not making an offer to sell nor a solicitation of an offer to buy our common stock in any jurisdiction in which an offer or solicitation is not permitted or in which the person making the offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

The information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement, and in any free writing prospectus that we have authorized for use in connection with the issuances and sales of the common stock offered hereby is accurate only as of its respective date, regardless of the time of delivery of the respective document or of any sale of securities covered by this prospectus supplement. You should not assume that the information contained in or incorporated by reference in this prospectus supplement, in the accompanying prospectus or in any free writing prospectus that we have authorized for use in connection with the issuances and sales of the common stock offered hereby, is accurate as of any date other than the respective dates thereof.

In this prospectus supplement, references to “Peabody,” the “Company,” “we,” “us” or “our” refer to Peabody Energy Corporation and its subsidiaries, unless the context suggests otherwise.

CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

Some of the information included in this prospectus supplement, the accompanying prospectus and the documents we have incorporated by reference includes statements of our expectations, intentions, plans and beliefs that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), and are intended to come within the safe harbor protection provided by those sections. These statements relate to future events or our future financial performance. We use words such as “anticipate,” “believe,” “expect,” “may,” “forecast,” “project,” “should,” “estimate,” “plan,” “outlook,” “target,” “likely,” “will,” “to be” or other similar words to identify forward-looking statements.

Without limiting the foregoing, all statements relating to our future operating results, anticipated capital expenditures, future cash flows and borrowings, and sources of funding are forward-looking statements. These forward-looking statements are based on numerous assumptions that we believe are reasonable, but are subject to a wide range of uncertainties and business risks and actual results may differ materially from those discussed in these statements. These factors are difficult to accurately predict and may be beyond our control. Factors that could affect our results or an investment in our securities are described in the “Risk Factors” sections of this prospectus supplement and our filings with the SEC incorporated by reference in this prospectus supplement and include, but are not limited to:

•	our profitability depends upon the prices we receive for our coal;

•

if a substantial number of our long-term coal supply agreements, including those with our largest customers, terminate, or if the pricing, volumes or other elements of those agreements materially adjust, our revenues and operating profits could suffer if we are unable to find alternate buyers willing to purchase our coal on comparable terms to those in our contracts;

•

risks inherent to mining could increase the cost of operating our business, and events and conditions that could occur during the course of our mining operations could have a material adverse impact on us;

•	our take-or-pay arrangements could unfavorably affect our profitability;

•	we may not recover our investments in our mining, exploration and other assets, which may require us to recognize impairment charges related to those assets;

•	we could be negatively affected if we fail to maintain satisfactory labor relations;

•	we could be adversely affected if we fail to appropriately provide financial assurances for our obligations;

•	our mining operations are extensively regulated, which imposes significant costs on us, and future regulations and developments could increase those costs or limit our ability to produce coal;

•	our operations may impact the environment or cause exposure to hazardous substances, and our properties may have environmental contamination, which could result in material liabilities to us;

•

we may be unable to obtain, renew or maintain permits necessary for our operations, or we may be unable to obtain, renew or maintain such permits without conditions on the manner in which we run our operations, which would reduce our production, cash flows and profitability;

•

concerns about the impacts of coal combustion on global climate are increasingly leading to conditions that have affected and could continue to affect demand for our products or our securities and our ability to produce, including increased governmental regulation of coal combustion and unfavorable investment decisions by electricity generators;

•

numerous activist groups are devoting substantial resources to anti-coal activities to minimize or eliminate the use of coal as a source of electricity generation, domestically and internationally, thereby further reducing the demand and pricing for coal, and potentially materially and adversely impacting our future financial results, liquidity and growth prospects;

•	our trading and hedging activities do not cover certain risks and may expose us to earnings volatility and other risks;

•	if the assumptions underlying our asset retirement obligations for reclamation and mine closures are materially inaccurate, our costs could be significantly greater than anticipated;

•	our future success depends upon our ability to continue acquiring and developing coal resources and reserves that are economically recoverable;

•

we face numerous uncertainties in estimating our coal resources and reserves and inaccuracies in our estimates could result in lower than expected revenues, higher than expected costs and decreased profitability;

•	joint ventures, partnerships or non-managed operations may not be successful and may not comply with our operating standards;

•	our business, results of operations, financial condition and prospects could be materially and adversely affected by pandemic or other widespread illness and the related effects on public health;

•	our expenditures for postretirement benefit obligations could be materially higher than we have predicted if our underlying assumptions prove to be incorrect;

•	we are subject to various general operating risks which may be fully or partially outside of our control;

•	our financial performance could be adversely affected by our funded indebtedness (“Indebtedness”);

•	despite our Indebtedness, we may still be able to incur more debt, which could further increase the risks associated with our Indebtedness;

•

the terms of the indentures governing our senior secured notes and the agreements and instruments governing our other Indebtedness and surety bonding obligations impose restrictions that may limit our operating and financial flexibility;

•

the number and quantity of viable financing and insurance alternatives available to us may be significantly impacted by unfavorable lending and investment policies by financial institutions and insurance companies associated with concerns about environmental impacts of coal combustion, and negative views around our efforts with respect to environmental and social matters and related governance considerations could harm the perception of our Company by a significant number of investors or result in the exclusion of our securities from consideration by those investors;

•	the price of our securities may be volatile and could fall below the minimum allowed by NYSE listing requirements;

•	our common stock is subject to dilution and may be subject to further dilution in the future;

•	there may be circumstances in which the interests of a significant stockholder could be in conflict with other stakeholders’ interests;

•	the payment of dividends on our stock or repurchase of our stock is dependent on a number of factors, and future payments and repurchases cannot be assured;

•	we may not be able to fully utilize our deferred tax assets;

•

acquisitions and divestitures are a potentially important part of our long-term strategy, subject to our investment criteria, and involve a number of risks, any of which could cause us not to realize the anticipated benefits;

•	our certificate of incorporation and by-laws include provisions that may discourage a takeover attempt;

•	diversity in interpretation and application of accounting literature in the mining industry may impact our reported financial results; and

•	other assumptions, risks and uncertainties detailed from time to time in our filings made with the SEC.

When considering these forward-looking statements, you should keep in mind the cautionary statements in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference, including, but not limited to, the more detailed discussion of these factors and other factors that could affect our results described under the caption “Risk Factors” in this prospectus supplement, our most recent Annual Report on Form 10-K and in our other filings with the SEC that are incorporated by reference into this prospectus supplement. These forward-looking statements speak only as of the date on which such statements were made, and we undertake no obligation to update these statements except as required by federal securities laws.

SUMMARY

This summary highlights certain information contained elsewhere in this prospectus supplement, the accompanying prospectus and the documents we incorporate by reference. This summary is not complete and does not contain all of the information that you should consider before investing in our securities. You should read this entire prospectus supplement, the accompanying prospectus and any related free writing prospectus carefully, including the information referred to in the section entitled “Risk Factors” in this prospectus supplement, as well as the other documents that we incorporate by reference into this prospectus supplement and the accompanying prospectus, including our financial statements and the exhibits to the registration statement of which this prospectus supplement and the accompanying prospectus is a part.

Peabody Energy Corporation

We are a producer of metallurgical and thermal coal. As of December 31, 2021, we owned interests in 17 active coal mining operations located in the United States (“U.S.”) and Australia, including a 50% equity interest in Middlemount Coal Pty Ltd. In addition to our mining operations, we market and broker coal from other coal producers, both as principal and agent, and trade coal and freight-related contracts.

Our principal executive offices are located at 701 Market Street, St. Louis, Missouri 63101-1826, and our telephone number is (314) 342-3400. Our internet website address is www.peabodyenergy.com. Information on our website is not a part of, or incorporated by reference in, this prospectus supplement.

The Offering

Issuer	Peabody Energy Corporation, a Delaware corporation.

Common Stock Offered	Shares of our common stock, par value $0.01 per share, having an aggregate sales price of up to $225,000,000.

Manner of Offering	“At the market offering” that may be made from time to time through or to Goldman Sachs & Co. LLC, as Sales Agent. See “Plan of Distribution.”

Use of Proceeds	We intend to use the net proceeds from the issuances and sales of common stock offered hereby to repay outstanding indebtedness under our $150,000,000 senior unsecured revolving credit facility (the “Credit Facility”). See “Use of Proceeds.”

Risk Factors	Investing in our common stock involves a high degree of risk. See “Risk Factors” in this prospectus supplement and the other information included or incorporated by reference in this prospectus supplement or the accompanying prospectus for a discussion of factors you should carefully consider before investing in our common stock.

Listing	Our common stock is listed on the NYSE under the symbol “BTU.”

Conflicts of Interest	Because an affiliate of Goldman Sachs & Co. LLC is a lender under our Credit Facility and will receive 5% or more of the net proceeds of this offering due to the repayment of borrowings under the Credit Facility, Goldman Sachs & Co. LLC, a Sales Agent in this offering, is deemed to have a “conflict of interest” under Rule 5121 (“Rule 5121”) of the Financial Industry Regulatory Authority, Inc. (“FINRA”). Accordingly, this offering is being made in compliance with the requirements of FINRA Rule 5121. Pursuant to that rule, the appointment of a “qualified independent underwriter” is not required in connection with this offering because a bona fide public market exists for our common stock. See “Plan of Distribution (Conflicts of Interest).”

RISK FACTORS

Investing in our securities involves risk. Before making an investment decision, you should carefully consider the risk factors described below and in our most recent Annual Report on Form 10-K, which is incorporated by reference in this prospectus supplement and the accompanying prospectus, as the same may be updated by our filings with the SEC from time to time, as well as other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, including filings made with the SEC subsequent to the date hereof. If any of these risks occur or such risks otherwise materialize, our business, financial condition, results of operations, cash flows, or prospects could be materially adversely affected.

Resales of our common stock in the public market following any issuance and sale of our common stock pursuant to the Sales Agreement may cause its market price to fall.

We will issue common stock from time to time in connection with the issuances and sales of our common stock contemplated by this prospectus supplement. The issuances from time to time of these new shares of our common stock, or our ability to issue these shares of common stock, could result in resales of our common stock by our current stockholders concerned about the potential dilution of their holdings. If our stockholders sell substantial amounts of our common stock in the public market following the issuances and sales contemplated by this prospectus supplement, the market price of our common stock could fall.

If you purchase the common stock sold in any issuance and sale of our common stock contemplated by this prospectus supplement, you will experience immediate dilution as a result of this offering and future equity issuances.

Because the price per share of our common stock being offered may be higher than the book value per share of our common stock, you may suffer immediate and substantial dilution in the net tangible book value of the common stock you purchase in the transactions contemplated by this prospectus supplement. The issuance of additional shares of our common stock in future offerings could be dilutive to stockholders if they do not invest in future offerings. Moreover, to the extent that we (i) issue additional shares of common stock or other equity awards under our equity incentive plans or (ii) issue options or warrants to purchase, or securities convertible into or exchangeable for, shares of our common stock in the future and those options, warrants or other securities are exercised, converted or exchanged, stockholders may experience further dilution.

We have broad discretion in the use of the net proceeds of the issuances and sales of our common stock contemplated by this prospectus supplement and, despite our efforts, we may use the proceeds in a manner that does not improve our operating results or increase the value of your investment.

We currently anticipate that the net proceeds from the issuances and sales of our common stock contemplated by this prospectus supplement, if any, will be used for working capital and other general corporate purposes, including select opportunistic debt repurchases. However, we have not determined the specific use of the net proceeds from the issuances and sales of our common stock contemplated by this prospectus supplement. Our management will have broad discretion over the use and investment of any sales, and, accordingly, investors will need to rely upon the judgment of our management with respect to the use of proceeds, with only limited information concerning our specific intentions. These proceeds could be applied in ways that do not improve our operating results or increase the value of your investment.

Our trading and hedging activities do not cover certain risks and may expose us to earnings volatility and other risks.

In addition to coal price volatility, we are currently subject to price volatility on diesel fuel utilized in our mining operations and the Australian dollar. We may in the future enter into hedging arrangements, including economic hedging arrangements, to manage these risks or other exposures.

Some of these hedging arrangements may require us to post margin based on the value of the related instruments and other credit factors. If the fair value of our hedge portfolio moves significantly, or if laws, regulations or exchange rules are passed requiring all hedge arrangements to be exchange-traded or exchange-cleared, we could be required to post additional margin, which could negatively impact our liquidity.

We may not be able to fully utilize our deferred tax assets.

We are subject to income and other taxes in the United States and numerous foreign jurisdictions, most significantly Australia. As of December 31, 2021, we had gross deferred income tax assets, including net operating loss carryforwards, and liabilities of $2,176.9 million and $83.4 million, respectively, as described further in Note 9 “Income Taxes” to the consolidated financial statements accompanying our Annual Report on Form 10-K for the fiscal year ended December 31, 2021. At that date, we also had recorded a valuation allowance of $2,120.8 million.

Our ability to use our U.S. net operating loss carryforwards may be limited if we experience an “ownership change” as defined in Section 382 of the Code (as defined herein). An ownership change generally occurs if certain stockholders increase their aggregate percentage ownership of a corporation’s stock by more than 50 percentage points over their lowest percentage ownership at any time during the testing period, which is generally the three-year period preceding any potential ownership change.

Although we may be able to utilize some or all of those deferred tax assets in the future if we have income of the appropriate character in those jurisdictions (subject to loss carryforward and tax credit expiry, in certain cases), there is no assurance that we will be able to do so. Further, we are presently unable to record tax benefits on future losses in the United States and Australia until such time as sufficient income is generated by our operations in those jurisdictions to support the realization of the related net deferred tax asset positions. Our results of operations, financial condition and cash flows may adversely be affected in future periods by these limitations.

USE OF PROCEEDS

The amount of proceeds from this offering will depend upon the number of shares of our common stock sold and the market price at which they are sold. There can be no assurance that we will be able to sell any common stock under or fully utilize the Sales Agreement with the Agent as a source of financing.

We currently intend to use the net proceeds from the issuances and sales of our common stock offered pursuant to this prospectus supplement for to repay outstanding indebtedness under our $150,000,000 Credit Facility. The Credit Facility will mature on April 1, 2025, and will accrue interest payable at 10.0% per annum on drawn amounts.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS

The following is a general discussion of the U.S. federal income tax considerations related to the acquisition, ownership, and disposition of our common stock by a non-U.S. holder, as defined below, that acquires our common stock pursuant to this offering, but does not purport to be a complete analysis of all the potential tax considerations relating thereto. This discussion is based on the current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), applicable Treasury Regulations promulgated thereunder, judicial opinions, and published rulings of the Internal Revenue Service (the “IRS”), all as in effect on the date of this prospectus supplement and all of which are subject to change or differing interpretations, possibly with retroactive effect, which may result in tax consequences different from those discussed below. We have not sought, and will not seek, any ruling from the IRS or any opinion of counsel with respect to the tax considerations discussed herein, and there can be no assurance that the IRS will not take a position contrary to those discussed below or that any position taken by the IRS will not be sustained.

This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a particular investor in light of the investor’s individual circumstances. In addition, this discussion does not address (i) U.S. federal non-income tax laws, such as the gift or estate tax laws, (ii) state, local or non-U.S. tax considerations, (iii) the special tax rules that may apply to certain investors, including, without limitation, banks, insurance companies, financial institutions, controlled foreign corporations, passive foreign investment companies, regulated investment companies, real estate investment trusts, broker-dealers, grantor trusts, personal holding companies, taxpayers who have elected mark-to-market accounting, tax-exempt entities, pension plans, entities or arrangements classified as partnerships for U.S. federal income tax purposes or other pass-through entities or an investor in such entities or arrangements, or U.S. expatriates or former long-term residents of the United States, (iv) the special tax rules that may apply to an investor that acquires, holds, or disposes of our common stock as part of a straddle, hedge, constructive sale, conversion or other integrated transaction, or (v) the effect, if any, of the alternative minimum tax or Medicare contribution tax imposed on net investment income. This discussion assumes that a non-U.S. holder will hold our common stock acquired pursuant to this offering as a capital asset within the meaning of Section 1221 of the Code.

As used in this discussion, the term “United States person” means a person that is, for U.S. federal income tax purposes, (i) a citizen or individual resident of the United States, (ii) a corporation created or organized in the United States or under the laws of the United States or any state thereof or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source or (iv) a trust if (A) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or (B) it has in effect a valid election under applicable Treasury regulations to be treated as a United States person. As used in this discussion, the term “non-U.S. holder” means a beneficial owner of our common stock that is neither a United States person nor a partnership (or other entity treated as a partnership for U.S. federal income tax purposes).

The tax treatment of an entity or arrangement treated as a partnership for U.S. federal income tax purposes and each partner thereof will generally depend upon the status and activities of the partnership and such partner. An investor that is treated as a partnership for U.S. federal income tax purposes or a partner in such partnership should consult its own tax advisor regarding the U.S. federal income tax considerations applicable to the partnership’s acquisition, ownership and disposition of our common stock.

EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSIDERATIONS RELATED TO THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL, AND NON-U.S. TAX LAWS, AS WELL AS U.S. FEDERAL ESTATE AND GIFT TAX LAWS, AND ANY APPLICABLE TAX TREATY.

Distributions on Common Stock

It is uncertain whether or when we will pay cash dividends or other distributions with respect to our common stock. If we pay cash or distribute property (other than certain distributions of stock) to non-U.S. holders of our common stock, such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the non-U.S. holder’s adjusted tax basis in our common stock. Any remaining excess will be treated as gain from the sale or exchange of our common stock. For a further discussion of the treatment of gain from the sale or exchange of our common stock and distributions treated as a return of capital, see “—Gain on Sale, Exchange or Other Taxable Disposition of Common Stock” below.

Dividends paid to a non-U.S. holder that are not effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States generally will be subject to withholding of U.S. federal income tax at a rate of 30% or such lower rate as may be specified by an applicable income tax treaty. A non-U.S. holder that wishes to claim the benefit of a reduced withholding rate under an applicable income tax treaty generally will be required to submit to the applicable withholding agent a properly completed IRS Form W-8BEN or IRS Form W-8BEN-E (or appropriate successor form), as applicable, and certify under penalties of perjury that such non-U.S. holder is not a United States person and is eligible for the benefits of the applicable tax treaty. These forms may need to be periodically updated. If a non-U.S. holder holds our common stock through a financial institution or other intermediary, such non-U.S. holder generally will be required to provide the appropriate documentation to the financial institution or other intermediary.

Dividends that are effectively connected with a non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States), generally are exempt from U.S. federal withholding tax. In order to obtain this exemption, a non-U.S. holder must provide the applicable withholding agent a properly completed IRS Form W-8ECI (or appropriate successor form) certifying such exemption. Such effectively connected dividends, although not subject to U.S. federal withholding tax, are subject to U.S. federal income tax on a net income basis at the regular graduated U.S. federal income tax rates generally applicable to a United States person. Dividends received by a corporate non-U.S. holder that are effectively connected with such non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States) may be subject to an additional branch profits tax at a 30% rate (or such lower rate as may be specified by an applicable income tax treaty).

If a non-U.S. holder is eligible for a reduced rate of or an exemption from withholding tax pursuant to an income tax treaty, then such non-U.S. holder generally may obtain a refund of any excess amounts withheld if such non-U.S. holder timely files an appropriate claim for refund with the IRS.

Gain on Sale, Exchange or Other Taxable Disposition of Common Stock

Subject to the discussion below regarding backup withholding and FATCA, as defined below, any gain recognized by a non-U.S. holder on a sale, exchange or other taxable disposition of our common stock generally will not be subject to U.S. federal income or withholding tax unless:

•

the gain is effectively connected with the conduct of a trade or business of the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States),

•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of such disposition, and certain other conditions are met, or

•

we are or have been a United States real property holding corporation for U.S. federal income tax purposes (a “USRPHC”) at any time during the shorter of the five-year period ending on the date of disposition and the period that the non-U.S. holder held our common stock, the non-U.S. holder is not eligible for an exemption under an applicable income tax treaty and either (i) our common stock ceases to be regularly traded on an established securities market or (ii) such non U.S. holder held more than 5% of our common stock at any time during the relevant period (as described below).

Gain that is described in the first bullet point above generally will be subject to U.S. federal income tax at the regular graduated U.S. federal income tax rates generally applicable to a United States person. A non-U.S. holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty).

A non-U.S. holder described in the second bullet point above generally will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on any gain derived from the sale, exchange or other taxable disposition, which may be offset by certain U.S.-source capital losses of the non-U.S. holder.

With respect to the third bullet point above, a U.S. corporation generally is a USRPHC if the fair market value of its U.S. real property interests (as defined in the Code and applicable Treasury regulations) equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business. Although it is not free from doubt, we believe that we are not currently a USRPHC. We cannot assure you that we will not become a USRPHC in the future. If we are or become a USRPHC, subject to the next sentence, a non-U.S. holder generally will be taxed on gain recognized on the sale, exchange or other taxable disposition of our common stock in the same manner as if such non-U.S. holder were a United States person (subject to an applicable income tax treaty providing otherwise) and/or a 15% withholding tax will apply to the gross proceeds from the sale, exchange or other taxable disposition of our common stock (including a redemption treated as a sale or exchange for U.S. federal income tax purposes or a distribution treated as a return of capital, as described under “—Distributions on Common Stock” above). However, if and so long as our common stock continues to be “regularly traded on an established securities market,” as defined by applicable Treasury Regulations, (i) the 15% withholding tax will not apply and (ii) unless such non-U.S. holder held, directly or constructively (by application of certain attribution rules), at any time during the shorter of the five-year period ending on the date of disposition or the non-U.S. holder’s holding period for the common stock, more than 5% of our common stock, a non-U.S. holder generally will not be subject to U.S. federal income tax with respect to such gain as a result of us being or having been a USRPHC. Our common stock is currently listed on the NYSE and we expect that, for as long as our common stock continues to be so listed, our common stock will be treated as “regularly traded on an established securities market.”

Non-U.S. holders are urged to consult their own tax advisors regarding the potential applicability of these rules as well as any income tax treaty in their particular circumstances.

Information Reporting and Backup Withholding

The amount of distributions paid to a non-U.S. holder on our common stock and the tax, if any, withheld with respect to those distributions generally must be reported annually to the IRS and to such non-U.S. holder of our common stock. Copies of the information returns reporting those distributions and withholding may also be made available to the tax authorities in the country in which the non-U.S. holder is a resident under the provisions of an applicable income tax treaty or agreement. Information reporting also is generally required with respect to the proceeds from sales and other dispositions of our common stock to or through the U.S. office (and in certain cases, the foreign office) of a broker, unless the non-U.S. holder establishes that it is not a United States person.

Under some circumstances, Treasury Regulations require backup withholding currently at a rate of 24%, on reportable payments with respect to our common stock. A non-U.S. holder generally may eliminate the requirement for U.S. federal backup withholding by providing the applicable withholding agent certification of its foreign status, under penalties of perjury, on a duly executed applicable IRS Form W-8BEN or IRS Form W-8BEN-E (or appropriate successor form) or by otherwise establishing an exemption. Notwithstanding the foregoing, U.S. federal backup withholding may apply if the payor has actual knowledge, or reason to know, that the non-U.S. holder is a United States person. Backup withholding is not an additional tax. Rather, the amount of any U.S. federal backup withholding generally will be allowed as a credit against a non-U.S. holder’s U.S. federal income tax liability, if any, and may entitle such non-U.S. holder to a refund, provided that certain required information is timely furnished to the IRS. Non-U.S. holders are urged to consult their own tax advisors regarding the application of backup withholding and the availability of and procedure for obtaining an exemption from backup withholding in their particular circumstances.

FATCA Withholding

Under Sections 1471 through 1474 of the Code and the Treasury regulations and administrative guidance issued thereunder, commonly referred to as FATCA, a “non-financial foreign entity” or “foreign financial institution” generally will be subject to a 30% withholding tax on dividends paid on our common stock and gross proceeds from the sale or other taxable disposition of our common stock (whether such entity or institution is the beneficial owner of our common stock or acting as an intermediary), unless (i) if the non-U.S. holder is a “nonfinancial foreign entity,” it provides the applicable withholding agent with certain documentation relating to its substantial U.S. owners, or otherwise certifies that it does not have any substantial U.S. owners, (ii) if the non-U.S. holder is a “foreign financial institution,” it enters into an agreement with the Department of Treasury to, among other things, report certain information regarding its accounts with or debt and equity interests held by certain United States persons and withhold tax with respect to certain account holders and holders of debt and equity interests, and it establishes its compliance with these rules by providing to the applicable withholding agent an IRS Form W-8BEN, W-8BEN-E, or other applicable IRS Form W-8 (or an appropriate successor form) or (iii) the non-U.S. holder otherwise qualifies for an exemption from these rules and establishes such exemption by providing the applicable withholding agent with an IRS Form W-8BEN, W-8BEN-E, or other applicable IRS Form W-8 (or an appropriate successor form). However, the IRS has issued proposed Treasury regulations that eliminate FATCA withholding on payments of gross proceeds (but not on payments of dividends). Pursuant to the preamble to the proposed Treasury regulations, any applicable withholding agent may (but is not required to) rely on this proposed change to FATCA withholding until final Treasury regulations are issued or withdrawn. The rules relating to FATCA described above may be modified by an applicable intergovernmental agreement between the United States and the jurisdiction in which the non-U.S. holder (or any intermediary acting on its behalf) is a resident or is organized.

We will not pay any additional amounts to non-U.S. holders with respect to any amounts withheld, including pursuant to FATCA. Non-U.S. holders should consult their own tax advisors regarding how FATCA may apply to their ownership and disposition of our common stock.

PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

We entered into the Sales Agreement with Goldman Sachs & Co. LLC under which we may issue and sell our common stock having an aggregate sales price of up to $225,000,000 from time to time through or to the Sales Agent. Sales of shares of our common stock, if any, under this prospectus supplement and the accompanying prospectus may be made by any method that is deemed an “at the market offering” as defined in Rule 415 promulgated under the Securities Act. We may instruct the Sales Agent not to sell common stock if the sales cannot be effected at or above the price designated by us from time to time. We or the Sales Agent may suspend the offering of common stock upon notice and subject to other conditions.

The Sales Agent will offer our common stock subject to the terms and conditions of the Sales Agreement as agreed upon by us and the Sales Agent. Each time we wish to issue and sell common stock under the Sales Agreement, we will notify the Sales Agent of the number or dollar value of shares to be issued, the time period during which such sales are requested to be made, any limitation on the number of shares that may be sold in one day, any minimum price below which sales may not be made and other sales parameters as we deem appropriate. Once we have so instructed the Sales Agent, unless the Sales Agent declines to accept the terms of the notice, the Sales Agent has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of the Sales Agent under the Sales Agreement to sell our common stock are subject to a number of conditions that we must meet.

We will pay the Sales Agent commissions for its services in acting as sales agent in the sale of common stock at a commission rate equal to (i) 1.0% of the first $150,000,000 of gross proceeds from each sale of our common stock sold through it under the Sales Agreement and (ii) an amount to be mutually agreed that is not less than 1.00% or greater than 2.00% of the gross proceeds from each sale of our common stock sold through it under the Sales Agreement in excess of $150,000,000. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We have also agreed to reimburse Goldman Sachs & Co. LLC for certain specified expenses, including the reasonable and document out-of-pocket fees and disbursements of its counsel in an amount not to exceed (i) $100,000 and (ii) $15,000 per quarter thereafter in connection with certain updates that may be needed. We estimate that the total expenses for the offering, excluding commissions and reimbursements payable to the Sales Agent under the terms of the Sales Agreement, will be approximately $350,000.

Settlement for sales of common stock will generally occur on the second business day following the date on which any sales are made, or on some other date that is agreed upon by us and the Sales Agent in connection with a particular transaction, in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

In connection with the sale of the common stock on our behalf, the Sales Agent will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of the Sales Agent will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the Sales Agent against certain civil liabilities, including liabilities under the Securities Act.

The offering of our common stock pursuant to the Sales Agreement will terminate upon the earlier of (i) the sale of all of our common stock subject to the Sales Agreement, or (ii) termination of the Sales Agreement as provided therein.

The Sales Agent and its affiliates may in the future provide various investment banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees.

Conflicts of Interest

Because an affiliate of Goldman Sachs & Co. LLC is a lender under our Credit Facility and will receive 5% or more of the net proceeds of this offering due to the repayment of borrowings under the Credit Facility, Goldman Sachs & Co. LLC, a Sales Agent in this offering, is deemed to have a “conflict of interest” under

FINRA Rule 5121. Accordingly, this offering is being made in compliance with the requirements of FINRA Rule 5121. Pursuant to that rule, the appointment of a “qualified independent underwriter” is not required in connection with this offering because a bona fide public market exists for our common stock. Goldman Sachs & Co. LLC will not confirm any sales to any account over which it exercises discretionary authority without the specific written approval of the account holder. In addition, we have also granted Goldman Sachs & Co. LLC the right to participate in certain future public offerings, private placements or other financings involving our common stock, subject to certain limitations.

LEGAL MATTERS

Jones Day will pass upon certain legal matters relating to the issuances and sales of the common stock offered by this prospectus supplement. The Sales Agent is being represented in connection with the issuances and sales of the common stock offered by this prospectus supplement by Latham & Watkins LLP.

EXPERTS

The consolidated financial statements of Peabody Energy Corporation appearing in Peabody Energy Corporation’s Annual Report (Form 10-K) for the year ended December 31, 2021 and the effectiveness of Peabody Energy Corporation’s internal control over financial reporting as of December 31, 2021 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and Peabody Energy Corporation management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2021 are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and other information with the SEC. You may access and read our SEC filings through the SEC’s internet site at www.sec.gov. This site contains reports and other information that we file electronically with the SEC. Copies of certain information filed by us with the SEC are also available to the public on our website at www.peabodyenergy.com. Information contained on our website is not part of this prospectus supplement.

We have filed with the SEC a registration statement under the Securities Act with respect to the securities offered by this prospectus supplement. This prospectus supplement, which constitutes part of the registration statement, does not contain all of the information presented in the registration statement and its exhibits and schedules. Our descriptions in this prospectus supplement of the provisions of documents filed as exhibits to the registration statement or otherwise filed with the SEC are only summaries of the terms of those documents that we consider material. If you want a complete description of the content of the documents, you should obtain the documents yourself by following the procedures described above.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We have elected to “incorporate by reference” certain information into this prospectus supplement, which means we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement.

We incorporate by reference our:

•	Annual Report on Form 10-K for the year ended December 31, 2021, as filed with the SEC on February 18, 2022;

•	Current Reports on Form 8-K filed with the SEC on January 31, 2022, February 23, 2022, February 25, 2022, March 1, 2022, and March 7, 2022; and

•

the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on April  3, 2017, as updated by the description of our common stock contained in Exhibit 4.7 to our Annual Report on Form 10-K for the year ended December 31, 2021, and as amended by any subsequent amendment or report filed for the purpose of updating the description.

We are also incorporating by reference all other reports that we file in the future with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus supplement until the date of the completion of the offering to which this prospectus supplement relates; provided, however, that we are not incorporating any information furnished under either Item 2.02 or Item 7.01 of any Current Report on Form 8-K. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus supplement modifies or supersedes that statement. Any statement that is modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

We will provide, without charge, to each person, including any beneficial owner of our securities to whom this prospectus supplement is delivered, upon written or oral request, a copy of any or all documents referred to above that have been incorporated by reference into this prospectus supplement, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing. You may request these documents from:

Peabody Energy Corporation

Attention: Investor Relations

701 Market Street, Suite 700

St. Louis, Missouri 63101

(314) 342-3400

PROSPECTUS

$2,000,000,000

Peabody Energy Corporation

Debt Securities

Common Stock

Preferred Stock

Warrants

Units

Guarantees of Debt Securities

Peabody Energy Corporation may offer and sell from time to time, in one or more series, any one of the following securities for an aggregate offering price of $2,000,000,000:

•	debt securities,

•	common stock,

•	preferred stock,

•	warrants, and

•	units,

or any combination of these securities. In addition, we may offer and sell debt securities that may be guaranteed by substantially all of our wholly-owned domestic subsidiaries.

Our common stock is traded on the New York Stock Exchange (“NYSE”) under the symbol “BTU.” We will provide more specific information about the terms of an offering of any securities in supplements to this prospectus.

We may offer these securities directly to investors, through agents, underwriters or dealers on a continuous or delayed basis, through a combination of these methods or any other method as provided in the applicable prospectus supplement. Each prospectus supplement will provide the terms of the plan of distribution relating to each series of securities. Covenants under our existing indentures governing our outstanding senior secured notes and the agreements governing our other indebtedness, including our existing credit facility, letter of credit facility, term loan facility, certain finance leases, account receivable securitization facility, and our transaction support agreement with our surety providers may each limit our ability to incur additional indebtedness.

Investing in our securities involves risks. You should read this prospectus and the applicable prospectus supplement, as well as the risk factors referred to on page 4 of this prospectus under the caption “Risk Factors” and those contained or described in the documents incorporated by reference in this prospectus or any accompanying prospectus supplement, before you invest.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 23, 2021

i

ABOUT THIS PROSPECTUS

This prospectus describes the general terms of the securities to be offered hereby. A prospectus supplement that will describe the specific amounts, prices and other terms of the securities being offered will be provided to you in connection with each sale of securities offered pursuant to this prospectus. The prospectus supplement or any free writing prospectus prepared by or on behalf of us may also add, update or change information contained in this prospectus. To understand the terms of securities offered pursuant to this prospectus, you should carefully read this document with the applicable prospectus supplement or any free writing prospectus prepared by or on behalf of us. Together, these documents will give the specific terms of the offered securities. You should also read the documents we have incorporated by reference in this prospectus described below under “Incorporation of Certain Documents By Reference.”

You should rely only on the information incorporated by reference or provided in this prospectus, any prospectus supplement or any free writing prospectus prepared by or on behalf of us. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, any prospectus supplement or any free writing prospectus is accurate as of any date other than the date on the front of those documents. Since the respective dates of this prospectus and the documents incorporated by reference into this prospectus, our business, financial condition, results of operations and prospects may have changed.

CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

Some of the information included in this prospectus and the documents we have incorporated by reference include statements of our expectations, intentions, plans and beliefs that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are intended to come within the safe harbor protection provided by those sections. These statements relate to future events or our future financial performance. We use words such as “anticipate,” “believe,” “expect,” “may,” “forecast,” “project,” “should,” “estimate,” “plan,” “outlook,” “target,” “likely,” “will,” “to be” or other similar words to identify forward-looking statements.

Without limiting the foregoing, all statements relating to our future operating results, anticipated capital expenditures, future cash flows and borrowings, and sources of funding are forward-looking statements. These forward-looking statements are based on numerous assumptions that we believe are reasonable, but are subject to a wide range of uncertainties and business risks and actual results may differ materially from those discussed in these statements. These factors are difficult to accurately predict and may be beyond our control.

In addition to the risks and factors identified in our Annual Report on Form 10-K for the year ended December 31, 2020, incorporated by reference herein, including those discussed in “Legal Proceedings” and “Risk Factors,” the following risks related to our business, among others, could cause actual results to differ materially from those described in the forward-looking statements:

•	our profitability depends upon the prices we receive for our coal;

•

if a substantial number of our long-term coal supply agreements, including those with our largest customers, terminate, or if the pricing, volumes or other elements of those agreements materially adjust, our revenues and operating profits could suffer if we are unable to find alternate buyers willing to purchase our coal on comparable terms to those in our contracts;

•

risks inherent to mining could increase the cost of operating our business, and events and conditions that could occur during the course of our mining operations could have a material adverse impact on us;

•	our take-or-pay arrangements could unfavorably affect our profitability;

•	we may not recover our investments in our mining, exploration and other assets, which may require us to recognize impairment charges related to those assets;

•	we could be negatively affected if we fail to maintain satisfactory labor relations;

•	we could be adversely affected if we fail to appropriately provide financial assurances for our obligations;

•	our mining operations are extensively regulated, which imposes significant costs on us, and future regulations and developments could increase those costs or limit our ability to produce coal;

•	our operations may impact the environment or cause exposure to hazardous substances, and our properties may have environmental contamination, which could result in material liabilities to us;

•

we may be unable to obtain, renew or maintain permits necessary for our operations, or we may be unable to obtain, renew or maintain such permits without conditions on the manner in which we run our operations, which would reduce our production, cash flows and profitability;

•

concerns about the impacts of coal combustion on global climate are increasingly leading to consequences that have affected and could continue to affect demand for our products or our securities and our ability to produce, including increased governmental regulation of coal combustion and unfavorable investment decisions by electricity generators;

•

numerous activist groups are devoting substantial resources to anti-coal activities to minimize or eliminate the use of coal as a source of electricity generation, domestically and internationally, thereby further reducing the demand and pricing for coal, and potentially materially and adversely impacting our future financial results, liquidity and growth prospects;

•	our trading and hedging activities do not cover certain risks and may expose us to earnings volatility and other risks;

•	if the assumptions underlying our asset retirement obligations for reclamation and mine closures are materially inaccurate, our costs could be significantly greater than anticipated;

•	our future success depends upon our ability to continue acquiring and developing coal reserves that are economically recoverable;

•

we face numerous uncertainties in estimating our economically recoverable coal reserves and inaccuracies in our estimates could result in lower than expected revenues, higher than expected costs and decreased profitability;

•	joint ventures, partnerships or non-managed operations may not be successful and may not comply with our operating standards;

•	we may undertake further repositioning plans that would require additional charges;

•

our business, results of operations, financial condition and prospects could be materially and adversely affected by the recent coronavirus (COVID-19) pandemic and the related effects on public health;

•	our expenditures for postretirement benefit obligations could be materially higher than we have predicted if our underlying assumptions prove to be incorrect;

•	we are subject to various general operating risks which may be fully or partially outside of our control;

•	our financial performance could be adversely affected by our funded indebtedness (“Indebtedness”);

•	despite our Indebtedness, we may still be able to incur more debt, which could further increase the risks associated with our Indebtedness;

•

the terms of the indentures governing our senior secured notes and the agreements and instruments governing our other Indebtedness and surety bonding obligations impose restrictions that may limit our operating and financial flexibility;

•

the number and quantity of viable financing and insurance alternatives available to us may be significantly impacted by unfavorable lending and investment policies by financial institutions and insurance companies associated with concerns about environmental impacts of coal combustion, and negative views around our efforts with respect to environmental and social matters and related governance considerations could harm the perception of our company by a significant number of investors or result in the exclusion of our securities from consideration by those investors;

•	the price of our securities may be volatile and could fall below the minimum allowed by NYSE listing requirements;

•	our common stock is subject to dilution and may be subject to further dilution in the future;

•	there may be circumstances in which the interests of a significant stockholder could be in conflict with other stakeholders’ interests;

•	the payment of dividends on our stock or repurchase of our stock is dependent on a number of factors, and future payments and repurchases cannot be assured;

•	we may not be able to fully utilize our deferred tax assets;

•

acquisitions and divestitures are a potentially important part of our long-term strategy, subject to our investment criteria, and involve a number of risks, any of which could cause us not to realize the anticipated benefits;

•	our certificate of incorporation and by-laws include provisions that may discourage a takeover attempt;

•	diversity in interpretation and application of accounting literature in the mining industry may impact our reported financial results; and

•	other assumptions, risks and uncertainties detailed from time to time in our filings made with the SEC.

When considering these forward-looking statements, you should keep in mind the cautionary statements in this document and the documents incorporated by reference, including, but not limited to, the more detailed discussion of these factors and other factors that could affect our results contained in “Risk Factors.” These forward-looking statements speak only as of the date on which such statements were made, and we undertake no obligation to update these statements except as required by federal securities laws.

v

SUMMARY

This summary highlights selected information from this prospectus and does not contain all of the information that may be important to you. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide you with a prospectus supplement that will describe the specific amounts, prices and other terms of the securities being offered. The prospectus supplement may also add, update or change information contained in this prospectus. To understand the terms of our securities, you should carefully read this document with the applicable prospectus supplement and any free writing prospectus prepared by or on behalf of us. Together, these documents will give the specific terms of the securities we are offering. You should also read the documents we have incorporated by reference in this prospectus described below under “Incorporation of Certain Documents by Reference.” When used in this prospectus, the terms “we,” “our,” and “us,” except as otherwise indicated or as the context otherwise indicates, refer to Peabody Energy Corporation and/or its applicable subsidiary or subsidiaries.

The Securities We May Offer

We may offer and sell from time to time, for an aggregate offering price of $2,000,000,000:

•	debt securities;

•	common stock;

•	preferred stock;

•	warrants; and

•	units.

In addition, we may offer and sell debt securities that may be guaranteed by substantially all of our wholly-owned domestic subsidiaries.

Debt Securities

We may offer the debt securities from time to time in as many distinct series as we may determine under an indenture to be entered into between us and a trustee. We may use different trustees for different series of debt securities issued under the indenture. When we offer to sell a particular series of debt securities, we urge you to read the indenture, including any related supplemental indentures, applicable to a particular series of debt securities.

Covenants under our existing indentures governing our outstanding senior secured notes and the agreements governing our other indebtedness, including our existing credit facility, letter of credit facility, term loan facility, and certain finance leases, our account receivable securitization facility, and our transaction support agreement with surety providers limit our ability to incur additional indebtedness. These restrictions are subject to a number of qualifications and exceptions and, under certain circumstances, debt incurred in compliance with these restrictions could be material. See “Risk Factors—Despite our Indebtedness, we may still be able to incur more debt, which could further increase the risks associated with our Indebtedness” and “Risk Factors—The terms of the indentures governing our senior secured notes and the agreements and instruments governing our other Indebtedness and surety bonding obligations impose restrictions that may limit our operating and financial flexibility” in our Annual Report on Form 10-K for the year ended December 31, 2020, as the same may be updated from time to time, that we have incorporated by reference herein.

Common Stock

We may issue shares of our common stock, par value $0.01 per share (“Common Stock”). Holders of Common Stock are entitled to receive ratably dividends if, as and when dividends are declared from time to time by our board of directors out of funds legally available for that purpose, after payment of dividends required to be paid on outstanding preferred stock or series common stock. Holders of Common Stock are entitled to one vote per share. Holders of Common Stock do not have cumulative voting rights in the election of directors.

Preferred Stock

We may issue shares of our preferred stock, par value $0.01 per share (“Preferred Stock”), in one or more series. Our board of directors will determine the dividend, voting, conversion and other rights of the series of Preferred Stock being offered.

Warrants

We may issue warrants for the purchase of preferred stock or common stock or debt securities of our company. We may issue warrants independently or together with other securities. Warrants sold with other securities as a unit may be attached to or separate from the other securities. We will issue warrants under one or more warrant agreements between us and a warrant agent that we will name in the applicable prospectus supplement.

Units

We may also issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit may also include debt obligations of third parties, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security.

Guarantees

We may offer and sell debt securities that may be guaranteed by substantially all of our wholly owned domestic subsidiaries. The applicable prospectus supplement will describe the terms of any guarantees. The guarantees will be issued pursuant to documents to be issued by us.

Peabody Energy Corporation

We are a leading coal producer. At December 31, 2020, we owned interests in 17 active coal mining operations located in the United States (U.S.) and Australia. Included in that count is our 50% equity interest in Middlemount Coal Pty Ltd. (Middlemount), which owns the Middlemount Mine in Queensland, Australia. In addition to our mining operations, we market and broker coal from other coal producers, both as principal and agent, and trade coal and freight-related contracts through trading and business offices in the U.S., Australia, China and the United Kingdom.

On April 13, 2016, Peabody Energy Corporation and a majority of its wholly owned domestic subsidiaries, as well as one international subsidiary in Gibraltar (collectively with Peabody Energy Corporation, the Debtors), filed voluntary petitions for reorganization under Chapter 11 of Title 11 of the U.S. Code in the U.S. Bankruptcy Court for the Eastern District of Missouri (the Bankruptcy Court). The Debtors’ Chapter 11 cases (collectively, the Chapter 11 Cases) were jointly administered under the caption In re Peabody Energy Corporation, et al., Case No. 16-42529 (Bankr. E.D. Mo.). On March 17, 2017, the Bankruptcy Court entered an order, Docket No. 2763, confirming the Debtors’ Second Amended Joint Plan of Reorganization of Debtors and Debtors in Possession (as further modified, the Plan). On April 3, 2017, (the Effective Date), the Debtors satisfied the conditions to effectiveness set forth in the Plan, the Plan became effective in accordance with its terms and the Debtors emerged from the Chapter 11 Cases.

Our Common Stock is listed on the NYSE under the symbol “BTU.” Additional information about Peabody Energy Corporation and its subsidiaries can be found in our documents filed with the SEC, which are incorporated herein by reference. See “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” in this prospectus.

Our principal executive offices are located at 701 Market Street, St. Louis, Missouri 63101-1826, and our telephone number is (314) 342-3400. Our Internet website address is www.peabodyenergy.com. Information on our website is not a part of, or incorporated by reference in, this prospectus.

RISK FACTORS

Investing in the securities involves risk. Please see the “Risk Factors” section in our most recent Annual Report on Form 10-K, which is incorporated by reference in this prospectus, as the same may be updated by our filings with the SEC from time to time. The prospectus supplement applicable to each type or series of securities we offer may contain a discussion of additional risks applicable to an investment in us and the particular type of securities we are offering under that prospectus supplement. Before making an investment decision, you should carefully consider these risks as well as other information contained or incorporated by reference in this prospectus and any prospectus supplement, including filings made with the SEC subsequent to the date hereof.

SUMMARIZED GUARANTOR FINANCIAL INFORMATION

We may offer and sell from time to time debt securities that may be guaranteed by our Subsidiary Guarantors. Our Subsidiary Guarantors include each of American Land Development, LLC, American Land Holdings of Colorado, LLC, American Land Holdings of Illinois, LLC, American Land Holdings of Indiana, LLC, American Land Holdings of Kentucky, LLC, Big Ridge, Inc., Big Sky Coal Company, BTU Western Resources, Inc., COALSALES II, LLC, Conservancy Resources, LLC, El Segundo Coal Company, LLC, Hayden Gulch Terminal, LLC, Hillside Recreational Lands, LLC, Kayenta Mobile Home Park, Inc., Kentucky United Coal, LLC, Moffat County Mining, LLC, New Mexico Coal Resources, LLC, NGS Acquisition Corp., LLC, Peabody America, LLC, Peabody Arclar Mining, LLC, Peabody Asset Holdings, LLC, Peabody Bear Run Mining, LLC, Peabody Bear Run Services, LLC, Peabody Caballo Mining, LLC, Peabody Cardinal Gasification, LLC, Peabody China, LLC, Peabody COALSALES, LLC, Peabody COALTRADE, LLC, Peabody Colorado Operations, LLC, Peabody Colorado Services, LLC, Peabody Coulterville Mining, LLC, Peabody Development Company, LLC, Peabody Electricity, LLC, Peabody Employment Services, LLC, Peabody Gateway North Mining, LLC, Peabody Gateway Services, LLC, Peabody Global Funding, LLC, Peabody Global Holdings, LLC, Peabody Holding Company, LLC, Peabody IC Funding Corp., Peabody Illinois Services, LLC, Peabody Indiana Services, LLC, Peabody International Holdings, LLC, Peabody International Investments, Inc., Peabody International Services, Inc., Peabody Investments Corp., Peabody Midwest Management Services, LLC, Peabody Midwest Mining, LLC, Peabody Midwest Operations, LLC, Peabody Midwest Services, LLC, Peabody Mongolia, LLC, Peabody Natural Gas, LLC, Peabody Natural Resources Company, Peabody New Mexico Services, LLC, Peabody Operations Holding, LLC, Peabody Powder River Mining, LLC, Peabody Powder River Operations, LLC, Peabody Powder River Services, LLC, Peabody Rocky Mountain Management Services, LLC, Peabody Rocky Mountain Services, LLC, Peabody Sage Creek Mining, LLC, Peabody School Creek Mining, LLC, Peabody Services Holdings, LLC, Peabody Southeast Mining, LLC, Peabody Twentymile Mining, LLC, Peabody Venezuela Coal Corp., Peabody Venture Fund, LLC, Peabody-Waterside Development, L.L.C., Peabody Western Coal Company, Peabody Wild Boar Mining, LLC, Peabody Wild Boar Services, LLC, Peabody Williams Fork Mining, LLC, Peabody Wyoming Services, LLC, PEC Equipment Company, LLC, Sage Creek Holdings, LLC, Sage Creek Land & Reserves, LLC, Seneca Coal Company, LLC, Seneca Property, LLC, Shoshone Coal Corporation, Twentymile Coal, LLC, United Minerals Company LLC and any other of our future subsidiaries specified in any prospectus supplement.

The applicable prospectus supplement will describe the terms of any guarantees. The guarantees will be issued pursuant to documents to be issued by us. You should read the particular terms of the documents, which will be described in more detail in the applicable prospectus supplement. The particular terms of any guarantees offered by any prospectus supplement, and the extent to which the general provisions summarized below may apply to the offered securities, will be described in the prospectus supplement.

In lieu of providing separate financial statements for our Subsidiary Guarantors, we include the accompanying unaudited summarized combined financial information of Peabody Energy Corporation and the

Subsidiary Guarantors (collectively, the “Obligors”) after the elimination of intercompany transactions and balances among the Obligors and the elimination of equity in earnings from and investments in any subsidiary of Peabody Energy Corporation that is a non-guarantor (in millions).

Unaudited December 31, 2020
Current assets	$705.0
Noncurrent assets, less receivable from non-guarantor subsidiaries	1,773.4
Long-term receivable from non-guarantor subsidiaries	150.8
Current liabilities, less payable to non-guarantor subsidiaries	452.3
Current payable to non-guarantor subsidiaries	16.2
Noncurrent liabilities	2,578.1
Noncontrolling interests	1.8

Unaudited Year Ended December 31, 2020
Revenues	$1,797.6
Operating loss	(1,507.6)
Loss from continuing operations before income taxes	(1,629.0)
Net loss	(1,640.9)
Net loss attributable to common stockholders	(1,641.1)

Subsequent to December 31, 2020, Peabody Energy Corporation completed a series of refinancing transactions as more fully described in its Annual Report on Form 10-K for the year ended December 31, 2020, whereby approximately $615 million of debt held by Peabody Energy Corporation was exchanged for $19 million of cash, approximately $195 million of debt held by Peabody Energy Corporation and approximately $400 million of debt held by subsidiary entities that are not Subsidiary Guarantors under this S-3 filing.

USE OF PROCEEDS

Unless otherwise indicated in the prospectus supplement, we will use all or a portion of the net proceeds from the sale of our securities offered by this prospectus and the prospectus supplement for general corporate purposes. General corporate purposes may include repayment of debt, capital expenditures, possible acquisitions and any other purposes that may be stated in any prospectus supplement. The net proceeds may be invested temporarily or applied to repay short-term or revolving debt until they are used for their stated purpose.

DESCRIPTION OF DEBT SECURITIES

We have summarized below general terms and conditions of the debt securities that we may offer and sell pursuant to this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms and conditions of the series in a prospectus supplement to this prospectus. We will also indicate in the applicable prospectus supplement whether the general terms and conditions described in this prospectus apply to such series of debt securities. In addition, the terms and conditions of the debt securities of a series may be different in one or more respects from the terms and conditions described below. If so, those differences will be described in the applicable prospectus supplement. We may, but need not, describe any additional or different terms and conditions of those debt securities in an annual report on Form 10-K, a quarterly report on Form 10-Q or a current report on Form 8-K filed with the SEC, the information in which would be incorporated by reference in this prospectus and that report will be identified in the applicable prospectus supplement.

We will issue the debt securities in one or more series, which will consist of either our senior debt or our subordinated debt, under an indenture between us and a trustee. The debt securities of any series, whether senior or subordinated, may be issued as convertible debt securities or exchangeable debt securities. We may use different trustees for different series of debt securities issued under the indenture. The following summary of provisions of the indenture does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture, including definitions therein of certain terms. This summary may not contain all of the information that you may find useful. The terms and conditions of the debt securities of each series will be set forth in those debt securities and may also be set forth in an indenture supplemental to the indenture. For a comprehensive description of any series of debt securities being offered pursuant to this prospectus, you should read both this prospectus and any applicable prospectus supplement.

We have filed the form of indenture as an exhibit to the registration statement of which this prospectus forms a part. A form of each debt security, reflecting the specific terms and provisions of that series of debt securities, will be filed with the SEC in connection with each offering and will be incorporated by reference in the registration statement of which this prospectus forms a part. Copies of the indenture, any supplemental indenture and any form of debt security that has been filed may be obtained in the manner described under “Where You Can Find More Information.” We also urge you to read the indenture, including any related supplemental indenture, applicable to a particular series of debt securities because they, and not this description, define your rights as the holders of debt securities.

Capitalized terms used and not defined in this summary have the meanings specified in the indenture. For purposes of this section of this prospectus, references to “we,” “us” and “our” are to Peabody Energy Corporation (parent company only) and not to any of its subsidiaries. References to the “applicable prospectus supplement” are to the prospectus supplement to this prospectus that describes the specific terms and conditions of a series of debt securities.

Covenants under our existing indentures governing our outstanding senior secured notes and the agreements governing our other indebtedness, including our existing credit facility, letter of credit facility, term loan facility, certain finance leases, our account receivable securitization facility, and our transaction support agreement with surety providers limit our ability to incur additional indebtedness. These restrictions are subject to a number of qualifications and exceptions and, under certain circumstances, debt incurred in compliance with these restrictions could be material. See “Risk Factors—Despite our Indebtedness, we may still be able to incur more debt, which could further increase the risks associated with our Indebtedness” and “Risk Factors—The terms of the indentures governing our senior secured notes and the agreements and instruments governing our other Indebtedness and surety bonding obligations impose restrictions that may limit our operating and financial flexibility” in our Annual Report on Form 10-K for the year ended December 31, 2020, as the same may be updated from time to time, that we have incorporated by reference herein. The description of the debt securities set forth in this section do not relate to our outstanding senior secured notes.

General

We may offer the debt securities from time to time in as many distinct series as we may determine. Our senior debt securities will be our senior obligations and will rank equally in right of payment with all of our senior indebtedness. If we issue subordinated debt securities, the terms of the subordination will be described in the applicable prospectus supplement. The indenture does not limit the amount of debt securities that we may issue under that indenture. We may, without the consent of the holders of the debt securities of any series, issue additional debt securities ranking equally with, and otherwise similar in all respects to, the debt securities of the series (except for the public offering price and the issue date) so that those additional debt securities will be consolidated and form a single series with the debt securities of the series previously offered and sold.

The debt securities of each series will be issued in fully registered form without interest coupons. The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with the depository identified in the applicable prospectus supplement.

Debt securities denominated in U.S. dollars will be issued in minimum denominations of $2,000 and any integral multiples of $1,000 in excess thereof, unless otherwise specified in the applicable prospectus supplement. If the debt securities of a series are denominated in a foreign or composite currency, the applicable prospectus supplement will specify the denomination or denominations in which those debt securities will be issued.

Unless otherwise specified in the applicable prospectus supplement, we will repay the debt securities of each series at 100% of their principal amount, together with accrued and unpaid interest thereon at maturity, except if those debt securities have been previously redeemed or purchased and cancelled.

Unless otherwise specified in the applicable prospectus supplement, the debt securities of each series will not be listed on any securities exchange.

Provisions of Indenture

The indenture provides that debt securities may be issued under it from time to time in one or more series. For each series of debt securities, this prospectus and the applicable prospectus supplement will describe the following terms and conditions of that series of debt securities:

•	the title of the series;

•	the maximum aggregate principal amount, if any, established for debt securities of the series;

•

the person to whom any interest on a debt security of the series will be payable, if other than the person in whose name that debt security (or one or more predecessor debt securities) is registered at the close of business on the regular record date for that interest;

•	whether the debt securities rank as senior debt, subordinated debt or any combination thereof and the terms of any subordination;

•	the date or dates on which the principal of any debt securities of the series will be payable or the method used to determine or extend those dates;

•

the rate or rates at which any debt securities of the series will bear interest, if any, the date or dates from which interest, if any, will accrue, the interest payment dates on which interest, if any, will be payable and the regular record date for interest, if any, payable on any interest payment date;

•	the place or places where the principal of and premium, if any, and interest on any debt securities of the series will be payable and the manner in which any payment may be made;

•

the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of the series may be redeemed, in whole or in part, at our option and, if other than by a board resolution, the manner in which any election by us to redeem the debt securities will be evidenced;

•

our obligation or right, if any, to redeem or purchase any debt securities of the series pursuant to any sinking fund or at the option of the holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of the series will be redeemed or purchased, in whole or in part, pursuant to that obligation;

•	if other than minimum denominations of $2,000 and any integral multiples of $1,000 in excess thereof, the denominations in which any debt securities of the series will be issuable;

•

if the amount of principal of or premium, if any, or interest on any debt securities of the series may be determined with reference to a financial or economic measure or index or pursuant to a formula, the manner in which those amounts will be determined;

•

if other than U.S. dollars, the currency, currencies or currency units in which the principal of or premium, if any, or interest on any debt securities of the series will be payable and the manner of determining the equivalent thereof in U.S. dollars for any purpose;

•

if the principal of or premium, if any, or interest on any debt securities of the series is to be payable, at our election or the election of the holder thereof, in one or more currencies or currency units other than that or those in which those debt securities are stated to be payable, the currency, currencies or currency units in which the principal of or premium, if any, or interest on the debt securities as to which that election is made will be payable, the periods within which and the terms and conditions upon which that election is to be made and the amount so payable (or the manner in which that amount will be determined);

•

if other than the entire principal amount thereof, the portion of the principal amount of any debt securities of the series which will be payable upon declaration of acceleration of the maturity thereof pursuant to the indenture;

•

if the principal amount payable at the stated maturity of any debt securities of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which will be deemed to be the principal amount of those debt securities as of any date for any purpose, including the principal amount thereof which will be due and payable upon any maturity other than the stated maturity or which will be deemed to be outstanding as of any date prior to the stated maturity (or, in any case, the manner in which the amount deemed to be the principal amount will be determined);

•

if other than by a board resolution, the manner in which any election by us to defease any debt securities of the series pursuant to the indenture will be evidenced; whether any debt securities of the series other than debt securities denominated in U.S. dollars and bearing interest at a fixed rate are to be subject to the defeasance provisions of the indenture; or, in the case of debt securities denominated in U.S. dollars and bearing interest at a fixed rate, if applicable, that the debt securities of the series, in whole or any specified part, will not be defeasible pursuant to the indenture;

•

if applicable, that any debt securities of the series will be issuable in whole or in part in the form of one or more global securities and, in that case, the respective depositaries for those global securities and the form of any legend or legends which will be borne by any global securities, and any circumstances in which any global security may be exchanged in whole or in part for debt securities registered, and any transfer of a global security in whole or in part may be registered, in the name or names of persons other than the depositary for that global security or a nominee thereof and any other provisions governing exchanges or transfers of global securities;

•

any addition to, deletion from or change in the events of default applicable to any debt securities of the series and any change in the right of the trustee or the requisite holders of those debt securities to declare the principal amount thereof due and payable;

•	any addition to, deletion from or change in the covenants described in this prospectus applicable to debt securities of the series;

•

if the debt securities of the series are to be convertible into or exchangeable for cash and/or any securities or other property of any person (including us), the terms and conditions upon which those debt securities will be so convertible or exchangeable;

•

whether the debt securities of the series will be guaranteed by any Subsidiary Guarantor (as defined in this prospectus) and, if so, the identity of such Subsidiary Guarantor, the terms and conditions upon which those debt securities will be guaranteed and, if applicable, the terms and conditions upon which those guarantees may be subordinated to other indebtedness of the respective guarantors;

•

whether the debt securities of the series will be secured by any collateral and, if so, the terms and conditions upon which those debt securities will be secured and, if applicable, upon which those liens may be subordinated to other liens securing other indebtedness of us or of any guarantor;

•	if appropriate, a discussion of U.S. federal income tax consequences;

•	if other than the initial trustee is to act as trustee for the debt securities of such series, the name and corporate trust office of such trustee; and

•	any other terms of the debt securities of the series (which terms will not be inconsistent with the provisions of the indenture, except as permitted thereunder).

Interest and Interest Rates

General

In the applicable prospectus supplement, we will designate the debt securities of a series as being either debt securities bearing interest at a fixed rate of interest or debt securities bearing interest at a floating rate of interest. Each debt security will begin to accrue interest from the date on which it is originally issued. Interest on each debt security will be payable in arrears on the interest payment dates set forth in the applicable prospectus supplement and as otherwise described below and at maturity or, if earlier, the redemption date described below. Interest will be payable to the holder of record of the debt securities at the close of business on the record date for each interest payment date, which record dates will be specified in the applicable prospectus supplement.

As used in the indenture, the term “business day” means, with respect to debt securities of a series, any day, other than a Saturday or Sunday, that is not a day on which banking institutions are authorized or obligated by law or executive order to close in the place where the principal of and premium, if any, and interest on the debt securities of that series are payable.

Fixed Rate Debt Securities

If the debt securities of a series being offered will bear interest at a fixed rate of interest, the debt securities of that series will bear interest at the annual interest rate specified on the cover page of the applicable prospectus supplement. Interest on those debt securities will be payable semi-annually in arrears on the interest payment dates for those debt securities. If the maturity date, the redemption date or an interest payment date is not a business day, we will pay principal, premium, if any, the redemption price, if any, and interest on the next succeeding business day, and no interest will accrue from and after the relevant maturity date, redemption date or interest payment date to the date of that payment. Unless otherwise specified in the applicable prospectus supplement, interest on the fixed rate debt securities will be computed on the basis of a 360-day year of twelve 30-day months.

Floating Rate Debt Securities

If the debt securities of a series being offered will bear interest at a floating rate of interest, the debt securities of that series will bear interest during each relevant interest period at the rate determined as set forth in the applicable prospectus supplement. In the applicable prospectus supplement, we will indicate any spread or spread multiplier to be applied in the interest rate formula to determine the interest rate applicable in any interest period. The applicable prospectus supplement will identify the calculation agent for each series of floating rate debt securities, which will compute the interest accruing on the debt securities of the relevant series.

Payment and Transfer or Exchange

Principal of and premium, if any, and interest on the debt securities of each series will be payable, and the debt securities may be exchanged or transferred, at the office or agency maintained by us for that purpose (which initially will be the corporate trust office of the trustee). Payment of principal of and premium, if any, and interest on a global security registered in the name of or held by DTC or its nominee will be made in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of that global security. If any of the debt securities are not represented by a global security, payment of interest on certificated debt securities in definitive form may, at our option, be made by check mailed directly to holders at their registered addresses.

A holder may transfer or exchange any certificated debt securities in definitive form at the corporate trust office of the trustee. No service charge will be made for any registration of transfer or exchange of debt securities, but we may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith.

We are not required to transfer or exchange any debt security selected for redemption for a period of 15 days before sending of a notice of redemption of the debt security to be redeemed.

The registered holder of debt securities will be treated as the owner of those debt securities for all purposes.

Subject to any applicable abandoned property law, all amounts in respect of principal of and premium, if any, or interest on the debt securities paid by us that remain unclaimed two years after that payment was due and payable will be repaid to us, and the holders of those debt securities will thereafter look solely to us for payment.

Guarantees

Each prospectus supplement will describe, as to the debt securities to which it relates, any guarantees by us or our direct and indirect subsidiaries which may guarantee the debt securities, including the terms of subordination, if any, of such guarantees. Any such guarantees will be made only by certain of our subsidiaries, will be made on a joint and several basis and will be full and unconditional.

Covenants

The indenture sets forth limited covenants, including the covenant described below, that will apply to each series of debt securities issued under the indenture, unless otherwise specified in the applicable prospectus supplement. However, these covenants do not, among other things:

•	limit the amount of indebtedness or lease obligations that may be incurred by us or our subsidiaries;

•	limit our ability or that of our subsidiaries to issue, assume or guarantee debt secured by liens; or

•	restrict us from paying dividends or making distributions on our share capital or purchasing or redeeming our share capital.

Consolidation, Merger and Sale of Assets

Unless otherwise specified in the applicable prospectus supplement, the indenture provides that we may consolidate with or merge with or into any other person, and may sell, transfer, lease or convey all or substantially all of our properties and assets to another person, provided that the following conditions are satisfied:

•

we are the continuing entity, or the resulting, surviving or transferee person (the “Successor”) is a corporation, limited liability company, partnership (including a limited partnership), trust or other entity organized and validly existing under the laws of any domestic or foreign jurisdiction and the Successor (if not us) will expressly assume, by supplemental indenture or other document or instrument, all of our obligations under the debt securities and the indenture and, for each security that by its terms provides for conversion, provide for the right to convert that security in accordance with its terms;

•	immediately after giving effect to that transaction, no event of default under the indenture has occurred and is continuing; and

•

the trustee receives from us an officer’s certificate and an opinion of counsel that the merger, consolidation, transfer, sale, lease or conveyance and the supplemental indenture, as the case may be, complies with the applicable provisions of the indenture. If we consolidate or merge with or into any other person or sell, transfer, lease or convey all or substantially all of our properties and assets in accordance with the indenture, the Successor will be substituted for us under the indenture, with the same effect as if it had been an original party to the indenture. As a result, the Successor may exercise our rights and powers under the indenture, and we will be released from all our liabilities and obligations under the indenture and the debt securities.

Any substitution of the Successor for us might be deemed for federal income tax purposes to be an exchange of the debt securities for “new” debt securities, resulting in recognition of gain or loss for those purposes and possibly certain other adverse tax consequences to beneficial owners of the debt securities. Holders should consult their own tax advisors regarding the tax consequences of any substitution.

For purposes of this covenant, “person” means any individual, corporation, limited liability company, partnership (including limited partnership), joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

Events of Default

Unless otherwise specified in the applicable prospectus supplement, each of the following events are defined in the indenture as an “event of default” (whatever the reason therefor and whether or not it will be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) with respect to the debt securities of any series:

(1)

default in the payment of any installment of interest on any debt securities of that series, which continues for 30 consecutive days after becoming due (subject to the deferral of any interest payment in case of an extension period);

(2)

default in the payment of principal of or premium, if any, on any debt securities of that series when it becomes due and payable at its stated maturity, upon optional redemption, upon declaration or otherwise;

(3)	default in the deposit of any sinking fund payment, which continues for 30 days after becoming due by the terms of any debt securities of that series;

(4)

default in the performance, or breach, of any covenant or agreement of ours in the indenture with respect to the debt securities of that series (other than as referred to in clause (1), (2) or (3) above), which continues for a period of 90 days (except that, in the case of a default in the performance or breach of a reporting covenant, such period shall be 180 days) after written notice to us by the trustee or to us and the trustee by the holders of at least 30% in aggregate principal amount of the outstanding debt securities of that series;

(5)	we, pursuant to or within the meaning of the Bankruptcy Law:

(A)	commence a voluntary case or proceeding;

(B)	consent to the entry of an order for relief against us in an involuntary case or proceeding;

(C)	consent to the appointment of a Custodian of us or for all or substantially all of our property;

(D)	make a general assignment for the benefit of our creditors;

(E)	file a petition in bankruptcy or answer or consent seeking reorganization or relief; or

(F)	consent to the filing of a petition in bankruptcy or the appointment of or taking possession by a Custodian; or take any comparable action under any foreign laws relating to insolvency;

(6)	a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A)	is for relief against us in an involuntary case, or adjudicates us insolvent or bankrupt;

(B)	appoints a Custodian of us or for all or substantially all of our property; or

(C)	orders the winding-up or liquidation of us (or any similar relief is granted under any foreign laws); and the order or decree remains unstayed and in effect for 90 days; or

(7)

any other event of default provided with respect to debt securities of that series occurs as specified in a supplemental indenture. “Bankruptcy Law” means Title 11, United States Code or any similar federal or state or foreign law for the relief of debtors.

“Custodian” means any custodian, receiver, trustee, assignee, liquidator or other similar official under any Bankruptcy Law.

If an event of default with respect to debt securities of any series (other than an event of default relating to certain events of bankruptcy, insolvency, or reorganization of us) occurs and is continuing, the trustee for that series by notice to us, or the holders of at least 30% in aggregate principal amount of the outstanding debt securities of that series by notice to us and the trustee, may declare the principal of and premium, if any, and accrued and unpaid interest on all the debt securities of that series to be due and payable. Upon a declaration of this type, that principal, premium and accrued and unpaid interest will be due and payable immediately. If an event of default relating to certain events of bankruptcy, insolvency or reorganization of us occurs and is continuing, the principal of and premium, if any, and accrued and unpaid interest on the debt securities of that series will become and be immediately due and payable without any declaration or other act on the part of the trustee of that series or any holders.

The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of any series may rescind a declaration of acceleration and its consequences, if we have deposited certain sums with the trustee and all events of default with respect to the debt securities of that series, other than the non-payment of the principal or interest which have become due solely by that acceleration, have been cured or waived, as provided in the indenture.

An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under the indenture.

We are required to furnish the trustee annually a statement by certain of our officers to the effect that, to the best of their knowledge, we are not in default in the fulfillment of any of our obligations under the indenture or, if there has been a default in the fulfillment of any obligation of us, specifying each default.

No holder of any debt securities of any series will have any right to institute any judicial or other proceeding with respect to the indenture, or for the appointment of a receiver or trustee, or for any other remedy unless:

(1)	an event of default has occurred and is continuing and that holder has given the trustee prior written notice of that continuing event of default with respect to the debt securities of that series;

(2)

the holders of not less than 30% of the aggregate principal amount of the outstanding debt securities of that series have requested the trustee to institute proceedings in respect of that event of default;

(3)	the trustee has been offered indemnity satisfactory to it against its costs, expenses and liabilities in complying with that request;

(4)	the trustee has failed to institute proceedings 60 days after the receipt of that notice, request and offer of indemnity; and

(5)	no direction inconsistent with that written request has been given for 60 days by the holders of a majority in aggregate principal amount of the outstanding debt securities of that series.

The holders of a majority in aggregate principal amount of outstanding debt securities of a series will have the right, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the trustee with respect to the debt securities of that series or exercising any trust or power conferred to the trustee, and to waive certain defaults. The indenture provides that if an event of default occurs and is continuing, the trustee will exercise those of its rights and powers under the indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of that person’s own affairs. The trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities of a series unless they will have offered to the trustee security or indemnity satisfactory to the trustee against the costs, expenses and liabilities which might be incurred by it in compliance with that request.

Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of and premium, if any, and interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

Modification and Waivers

Modification and amendments of the indenture and the debt securities of any series may be made by us and the trustee with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of that series affected thereby; provided, however, that no modification or amendment may, without the consent of the holder of each outstanding debt security of that series affected thereby:

•	change the stated maturity of the principal of, or installment of interest on, any debt security;

•

reduce the principal amount of any debt security or reduce the amount of the principal of any debt security which would be due and payable upon a declaration of acceleration of the maturity thereof or reduce the rate of interest on any debt security;

•	reduce any premium payable on the redemption of any debt security or change the date on which any debt security may or must be redeemed;

•	change the coin or currency in which the principal of or premium, if any, or interest on any debt security is payable;

•

impair the right of any holder to institute suit for the enforcement of any payment on or after the stated maturity of any debt security (or, in the case of redemption, on or after the redemption date);

•	reduce the percentage in principal amount of the outstanding debt securities, the consent of whose holders is required in order to take certain actions;

•	reduce the requirements for quorum or voting by holders of debt securities in the indenture or the debt security;

•

modify any of the provisions in the indenture regarding the waiver of past defaults and the waiver of certain covenants by the holders of debt securities except to increase any percentage vote required or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each debt security affected thereby;

•

make any change that adversely affects in any material respect the right to convert or exchange any debt security or decreases the conversion or exchange rate or increases the conversion price of any convertible or exchangeable debt security, unless that decrease or increase is permitted by the terms of the debt securities; or

•	modify any of the above provisions.

We and the trustee may, without the consent of any holders, modify or amend the terms of the indenture and the debt securities of any series with respect to the following:

•	to add to our covenants for the benefit of holders of the debt securities of all or any series or to surrender any right or power conferred upon us;

•

to evidence the succession of another person to, and the assumption by the successor of our covenants, agreements and obligations under, the indenture pursuant to the covenant described under “—Covenants—Consolidation, Merger and Sale of Assets”;

•	to add any additional events of default for the benefit of holders of the debt securities of all or any series;

•

to add one or more guarantees for the benefit of holders of the debt securities, and to evidence the release and discharge of any guarantor from its obligations under its guarantee of debt securities and its obligations under the indenture in accordance with the terms of the indenture;

•	to secure the debt securities pursuant to the covenants of the indenture;

•	to add or appoint a successor or separate trustee or other agent;

•	to provide for the issuance of additional debt securities of any series;

•	to establish the form or terms of debt securities of any series as permitted by the indenture;

•	to comply with the rules of any applicable securities depository;

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•

to add to, change or eliminate any of the provisions of the indenture in respect of one or more series of debt securities; provided that any such addition, change or elimination (a) shall neither (1) apply to any debt security of any series created prior to the execution of that supplemental indenture and entitled to the benefit of that provision nor (2) modify the rights of the holder of any debt security with respect to that provision or (b) shall become effective only when there is no debt security described in clause (1) outstanding;

•	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939, as amended;

•

to conform any provision of the indenture, any supplemental indenture, one or more series of debt securities or any related guarantees or security documents to the description of such securities contained in our prospectus, prospectus supplement, offering memorandum or similar document with respect to the offering of the securities of such series;

•	to cure any ambiguity, omission, mistake, defect or inconsistency; or

•	to change any other provision; provided that the change does not materially adversely affect the interests of the holders of debt securities of any applicable series.

The holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series may, on behalf of the holders of all debt securities of that series, waive compliance with certain restrictive provisions of the indenture. The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of a series may, on behalf of the holders of all debt securities of that series, waive any past default and its consequences under the indenture with respect to the debt securities of that series, except a default (1) in the payment of principal of or premium, if any, or interest on debt securities of that series or (2) in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each debt security of that series. Upon any waiver, that default will cease to exist, and any event of default arising therefrom will be deemed to have been cured, for every purpose of the indenture; however, no waiver will extend to any subsequent or other default or event of default or impair any rights consequent thereon.

Discharge, Defeasance and Covenant Defeasance

Unless otherwise specified in a prospectus supplement for any series of debt securities, we may discharge certain obligations to holders of the debt securities of a series that have not already been delivered to the trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by depositing with the trustee, in trust, funds in U.S. dollars in an amount sufficient to pay the entire indebtedness including the principal and premium, if any, and interest to the date of deposit (if the debt securities have become due and payable) or to the maturity thereof or the redemption date of the debt securities of that series, as the case may be. We may direct the trustee to invest those funds in U.S. Treasury securities with a maturity of one year or less or in a money market fund that invests solely in short-term U.S. Treasury securities.

The indenture provides that we may elect either (1) to defease and be discharged from any and all obligations with respect to the debt securities of a series (except for, among other things, obligations to register the transfer or exchange of the debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency with respect to the debt securities and to hold moneys for payment in trust) (“legal defeasance”) or (2) to be released from our obligations to comply with the restrictive covenants under the indenture, and any omission to comply with those obligations will not constitute a default or an event of default with respect to the debt securities of a series and clauses (4) and (7) under “—Events of Default” will no longer be applied (“covenant defeasance”). Legal defeasance or covenant defeasance, as the case may be, will be conditioned upon, among other things, the irrevocable deposit by us with the trustee, in trust, of an amount in U.S. dollars, or U.S. government obligations, or both, applicable to the debt securities of that series which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of and premium, if any, and interest on the debt securities on the scheduled due dates therefor.

If we effect legal defeasance or covenant defeasance with respect to the debt securities of any series, the amount in U.S. dollars, or U.S. government obligations, or both, on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of the stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from that event of default. However, we would remain liable to make payment of amounts due at the time of acceleration.

We will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance will not cause the holders and beneficial owners of the debt securities of that series to recognize income, gain or loss for federal income tax purposes. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the U.S. Internal Revenue Service or a change in law to that effect.

We may exercise our legal defeasance option notwithstanding our prior exercise of our covenant defeasance option.

Same-Day Settlement and Payment

Unless otherwise provided in the applicable prospectus supplement, the debt securities will trade in the same-day funds settlement system of DTC until maturity or until we issue the debt securities in certificated form. DTC will therefore require secondary market trading activity in the debt securities to settle in immediately available funds. We can give no assurance as to the effect, if any, of settlement in immediately available funds on trading activity in the debt securities.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF CAPITAL STOCK

General

We have the authority to issue a total of 450,000,000 shares of Common Stock, 100,000,000 shares of Preferred Stock, of which 50,000,000 were designated as Series A Convertible Preferred Stock (“Series A Preferred Stock”), and 50,000,000 shares of series common stock, par value $0.01 per share (“Series Common Stock”).

Our Board of Directors (the “Board”) is granted authority to issue both Preferred Stock and Series Common Stock of one or more series and, in connection with the creation of any such series, to fix by the resolution or resolutions providing for the issue of shares, any designation, voting powers, preferences and relative, participating, optional, or other special rights of such series, and the qualifications, limitations or restrictions attaching thereto.

We may not issue non-voting equity securities; provided, however, that such restriction shall (a) not apply beyond what is required under Section 1123(a)(6) of the Bankruptcy Code, (b) only have such force and effect for so long as Section 1123 of the Bankruptcy Code is in effect and applicable to us, and (c) in all events may be amended or eliminated in accordance with applicable law.

No Preemptive Rights

No holder of our capital stock has any preemptive right to subscribe for any shares of our capital stock issued in the future.

Common Stock

Voting Rights

Subject to the voting rights granted to Preferred Stock or Series Common Stock that may be outstanding from time to time, each share of our Common Stock shall be entitled to one vote per share, in person or by proxy, on all matters submitted to a vote for our stockholders on which the holders of Common Stock are entitled to vote. Except as otherwise required in our Fourth Amended and Restated Certificate of Incorporation, including the Certificate of Designation attached thereto (collectively, the “Charter”), our Amended and Restated Bylaws (the “Bylaws”) or by applicable law, the holders of voting stock shall vote together as one class on all matters submitted to a vote of stockholders generally. The Charter and Bylaws do not provide for cumulative voting in connection with the election of directors. Accordingly, holders of more than 50% of the shares voting will be able to elect all of the directors. However, in a contested election, a plurality of the votes shall be enough to elect a director. The holders of a majority of our voting stock issued and outstanding and entitled to vote at a meeting of stockholders, present in person or represented by proxy, constitute a quorum at any such meeting of stockholders for the transaction of business.

Dividend Rights

Subject to any dividend rights granted to Preferred Stock or Series Common Stock that may be outstanding from time to time, the holders of shares of Common Stock shall be entitled to receive such dividends and other distributions in cash, property or shares of stock as may be declared thereon by the Board from time to time out of the assets or funds legally available. Before payment of any dividend, there may be set aside out of any funds available for dividends such sum or sums as the directors, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any of our property, or for such other purpose as the directors shall think conducive to our interests, and the directors may modify or abolish any such reserve in the manner in which it was created. Our ability to pay dividends is restricted by our transaction support agreement with surety providers, which restricts our ability to pay dividends until the earlier of December 31, 2025 or the maturity of our credit agreement.

Liquidation Rights

The holders of Common Stock shall be entitled to share ratably in the net assets remaining after payment pursuant to any liquidation rights granted to Preferred Stock or Series Common Stock that may be outstanding from time to time.

No Conversion Rights, Sinking Fund or Redemption Provisions

The Common Stock does not have any conversion rights, sinking fund provisions or redemption provisions.

Preferred Stock

Series A Convertible Preferred Stock

In connection with our emergence from our Chapter 11 cases in April 2017, we issued shares of new Series A Preferred Stock in a private placement. Under the terms of the Certificate of Designation relating to the Series A Preferred Stock, all outstanding shares of Series A Preferred Stock were mandatorily converted into shares of Common Stock on January 31, 2018. As of April 23, 2021, there are no shares of Series A Preferred Stock outstanding.

Other Preferred Stock

As of April 23, 2021, there are no shares of any series of Preferred Stock outstanding. The Charter provides that the Board may, by resolution, establish one or more series of Preferred Stock having the number of shares and relative voting rights, designations, dividend rates, liquidation and other rights, preferences and limitations as may be fixed by the Board without further stockholder approval. The holders of our Preferred Stock may be entitled to preferences over common stockholders with respect to dividends, liquidation, dissolution or our winding up in such amounts as are established by the resolutions of the Board approving the issuance of such shares.

The issuance of Preferred Stock may have the effect of delaying, deferring or preventing a change in control without further action by the holders and may adversely affect voting and other rights of holders of our securities. In addition, issuance of Preferred Stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could make it more difficult for a third party to acquire a majority of the outstanding shares of our voting stock.

Series Common Stock

As of April 23, 2021, there are no shares of Series Common Stock outstanding. The Charter provides that the Board may, by resolution, establish one or more series of Series Common Stock having the number of shares and relative voting rights, designations, dividend rates, liquidation and other rights, preferences and limitations as may be fixed by them without further stockholder approval. The holders of our Series Common Stock may be entitled to preferences over holders of Common Stock and holders of Preferred Stock with respect to dividends, liquidation, dissolution or our winding up in such amounts as are established by the resolutions of our Board approving the issuance of such shares of Series Common Stock.

The issuance of Series Common Stock may have the effect of delaying, deferring or preventing a change in control without further action by the holders and may adversely affect voting and other rights of holders of our securities. In addition, issuance of Series Common Stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could make it more difficult for a third party to acquire a majority of the outstanding shares of our voting stock.

Provisions of Our Charter, Bylaws and Delaware Law That May Have an Anti-Takeover Effect

Preferred Stock and Series Common Stock

See above under “Preferred Stock” and “Series Common Stock.”

Special Meetings of Stockholders

The Charter and Bylaws provide that special meetings of the stockholders may be called by our Chairman of the Board, Chief Executive Officer, President or the Board. A special meeting of stockholders shall also be called by our secretary upon the written request of stockholders entitled to cast at least 40% of all votes entitled to be cast at the special meeting.

Advance Notice of Stockholder Meetings

Notice of any annual or special meeting of stockholders, stating the place (if any), date and hour of the meeting shall be given to each stockholder entitled to notice of such meeting not less than ten nor more than 60 days before the date of such meeting.

Advance Notice for Nominations or Stockholder Proposals at Meetings

The Bylaws also prescribe the procedure that a stockholder must follow to nominate directors or bring business before stockholder meetings.

Nominations of persons for election to the Board and the proposal of business at stockholder meetings may be made by (1) us, (2) the Chairman of the Board or (3) any stockholder entitled to vote and who makes the nomination or proposal pursuant to timely notice in proper written form to our Secretary in compliance with the procedures set forth in the Bylaws. For a stockholder to nominate a candidate for director or to bring other business before a meeting, we must receive notice not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 20 days, or delayed by more than 70 days from such anniversary date, notice by the stockholder must be so delivered not earlier than 120 days prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is made. Notice of a nomination for director must also include a description of various matters regarding the nominee and the shareholder giving notice, as set forth in the Bylaws.

In addition, the Bylaws permit a stockholder, or group of no more than 20 stockholders meeting specified eligibility requirements, to include director nominees in our proxy materials for annual meetings. In order to be eligible, stockholders must have owned 3% or more of the outstanding Common Stock continuously for at least three years. Requests to include stockholder-nominated candidates in our proxy materials must be delivered to us within the time periods applicable to stockholder notices of nominations as described in the preceding paragraph. The maximum number of stockholder nominated candidates is the greater of two directors or the largest whole number that does not exceed 20% of the number of directors in office as of last day on which a notice under these provisions is delivered. The Bylaws provide a process to determine which candidates under these provisions exceed the maximum permitted number. Each stockholder seeking to include a director nominee in our proxy materials pursuant to these provisions is required to provide certain information, as set forth in the Bylaws. A stockholder nominee must also meet certain eligibility requirements, as set forth in the Bylaws.

At a meeting of stockholders, only such business (other than the nomination of candidates for election as directors in accordance with the Bylaws) will be conducted or considered as is properly brought before the annual meeting or a special meeting as specified in the Bylaws.

Action by Written Consent

The Charter prohibits action by written consent by stockholders.

Directors

The Board shall consist of at least three members and no more than 15, and may be fixed from time to time by a resolution adopted by the Board or by the stockholders. As of April 23, 2021, there are eleven members of the Board. Directors need not be stockholders but are subject to our policy that requires that they hold shares of Common Stock having a value equal to a specified multiple of their annual retainer.

Each director to be elected by stockholders shall be elected by a majority vote of the stockholders, except that if the number of nominees exceeds the number of directors to be elected, the directors shall be elected by a plurality of votes. There is no cumulative voting in the election of directors. Directors may be removed, with or without cause, by a majority vote of our voting stock. Any newly created directorship on the Board that results from an increase in the number of directors and any vacancy occurring in the Board shall be filled only by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. All directors will be in one class and serve for a term ending at the annual meeting following the annual meeting at which the director was elected.

The Board is authorized to adopt, amend, alter or repeal the Bylaws by the affirmative vote of a majority of the directors present at any regular or special meeting, subject to the power of the voting stock to adopt, amend, alter or repeal the Bylaws made by the Board. Notwithstanding anything in the Charter or Bylaws to the contrary, a vote of holders of 75% or more of our voting stock is required to adopt, amend, alter or repeal any provision inconsistent with the foregoing or the manner in which action may be taken by voting stock.

Delaware Law

The Company is a Delaware corporation subject to Section 203 of the Delaware General Corporation Law. Section 203 provides that, subject to certain exceptions specified in the law, a Delaware corporation shall not engage in certain “business combinations” with any “interested stockholder” for a three-year period following the time that the stockholder became an interested stockholder unless:

•	prior to such time, the Board approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding certain shares; or

•

at or subsequent to that time, the business combination is approved by the Board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Generally, a “business combination” includes a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with that person’s affiliates and associates, owns, or within the previous three years did own, 15% or more of our outstanding voting stock.

Under certain circumstances, Section 203 makes it more difficult for a person who would be an “interested stockholder” to effect various business combinations for a three-year period. The provisions of Section 203 may encourage companies or other persons interested in acquiring us to negotiate in advance with the Board because the stockholder approval requirement would be avoided if the Board approves either the business combination or the transaction that results in the stockholder becoming an interested stockholder. These provisions also may have the effect of preventing changes in the Board and may make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Registrar and Transfer Agent

The registrar and transfer agent for the Common Stock is American Stock Transfer & Trust Company.

Listing

The Common Stock is listed on the NYSE under the symbol “BTU.”

DESCRIPTION OF WARRANTS

The following description of the warrant agreements summarizes certain general terms that will apply to any warrants that we may offer. The description is not complete, and we refer you to the warrant agreements, which will be filed with the SEC promptly after the offering of any warrants and will be available as described under the heading “Incorporation of Certain Documents by Reference” in this prospectus.

We may issue warrants to purchase debt securities, common stock, preferred stock or other securities. We may issue warrants independently or as part of a unit with other securities. Warrants sold with other securities as a unit may be attached to or separate from the other securities. We will issue warrants under one or more warrant agreements between us and a warrant agent that we will name in the applicable prospectus supplement.

The prospectus supplement relating to any warrants we may offer will include specific terms relating to the offering, including a description of any other securities sold together with the warrants. These terms will include some or all of the following:

•	the title of the warrants;

•	the aggregate number of warrants offered;

•	the price or prices at which the warrants will be issued;

•	the currency or currencies, including composite currencies, in which the prices of the warrants may be payable;

•

the designation, number and terms of the debt securities, common stock, preferred stock or other securities or rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies or indices, purchasable upon exercise of the warrants and procedures by which those numbers may be adjusted; the exercise price of the warrants and the currency or currencies, including composite currencies, in which such price is payable;

•	the dates or periods during which the warrants are exercisable;

•	the designation and terms of any securities with which the warrants are issued as a unit;

•	if the warrants are issued as a unit with another security, the date on and after which the warrants and the other security will be separately transferable;

•	if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

•	any minimum or maximum amount of warrants that may be exercised at any one time;

•	any terms relating to the modification of the warrants; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the transferability, exchange, exercise or redemption of the warrants.

Warrants issued for securities other than our debt securities, common stock or preferred stock will not be exercisable until at least one year from the date of sale of the warrant.

DESCRIPTION OF UNITS

The following descriptions of the units and any applicable underlying security or pledge or depository arrangements summarize certain general terms that will apply to the applicable agreements of any units we may offer. These descriptions do not restate those agreements in their entirety. We urge you to read the applicable agreements because they, and not the summaries, define your rights as holders of the units. We will make copies of the relevant agreements available as described under the heading “Incorporation of Certain Documents by Reference” in this prospectus.

As specified in the applicable prospectus supplement, we may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit may also include debt obligations of third parties, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The prospectus supplement will describe:

•

the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

•	a description of the terms of any unit agreement governing the units;

•	a description of the provisions for the payment, settlement, transfer or exchange of the units; and

•	whether the units will be issued in fully registered or global form.

DESCRIPTION OF GUARANTEES

We may issue guarantees of debt securities.

The applicable prospectus supplement will describe the terms of any guarantees. The guarantees will be issued pursuant to documents to be issued by us. You should read the particular terms of the documents, which will be described in more detail in the applicable prospectus supplement. The particular terms of any guarantees offered by any prospectus supplement, and the extent to which the general provisions summarized below may apply to the offered securities, will be described in the prospectus supplement.

A prospectus supplement relating to any series of guarantees being offered will include specific terms relating to the offering. They will include, where applicable:

•	the securities to which the guarantees apply;

•	whether the guarantees are senior or subordinate to other guarantees or debt;

•	the terms under which the guarantees may be amended, modified, waived, released or otherwise terminated, if different from the provisions applicable to the guaranteed debt securities; and

•	any additional term of the guarantees.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus from time to time:

•	to or through underwriting syndicates represented by managing underwriters;

•	through one or more underwriters without a syndicate for them to offer and sell to the public;

•	through dealers or agents;

•	in “at the market offerings” to or through a market maker or into an existing trading market, or a securities exchange or otherwise;

•	to one or more purchasers directly; or

•	through a combination of any of these methods of sale or by any other legally available means.

A distribution of the securities offered by this prospectus may also be effected through the issuance of derivative securities, including without limitation, warrants, subscriptions, exchangeable securities, forward delivery contracts and the writing of options. In addition, the manner in which we may sell some or all of the securities covered by this prospectus includes, without limitation, through:

•	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

•	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

•	privately negotiated transactions.

We may also enter into derivative, hedging, forward sale, option or other types of transactions. For example, we may:

•

enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of, or maintain short positions in, Common Stock pursuant to this prospectus, in which case such broker-dealer or affiliate may use Common Stock received from us to close out or hedge its short positions;

•	sell securities short and redeliver such shares to close out or hedge our short positions;

•

enter into option or other types of transactions that require us to deliver Common Stock to a broker-dealer or an affiliate thereof, who will then resell or transfer the Common Stock under this prospectus; or

•

loan or pledge Common Stock to a broker-dealer or an affiliate thereof or others, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares pursuant to this prospectus.

In addition, we may enter into derivative, hedging, forward sale, option or other types of transactions with third parties, or sell securities not covered by this prospectus to third parties, through a stock exchange, including block trades or ordinary broker’s transactions, or through broker-dealers acting either as principal or agent, or through an underwritten public offering, through privately negotiated transactions or through a combination of any such methods of sale. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement or pricing supplement, as the case may be. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out or hedge any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement or pricing supplement, as the case may be.

If indicated in an applicable prospectus supplement, we may sell shares of our Common Stock under a direct stock purchase and dividend reinvestment plan. The terms of any such plan will be set forth in the applicable prospectus supplement.

A prospectus supplement with respect to each series of securities will state the terms of the offering of the securities, including:

•	the terms of the offering;

•	the name or names of any underwriters, dealers or agents involved in the sale of the offered securities and the amount of securities underwritten or purchased by each of them, if any;

•	the purchase price and the proceeds to us from that sale;

•	any delayed delivery arrangements;

•	the terms of any subscription rights;

•	any underwriting discounts and commissions or agents’ fees and other items constituting underwriters’ or agents’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which the offered securities may be listed.

The offer and sale of the securities described in this prospectus by us or the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale, including in “at the market offerings”;

•	at prices related to the prevailing market prices; or

•	at negotiated prices.

Underwriting Compensation

Any public offering price and any fees, discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers, agents or remarketing firms may be changed from time to time. Underwriters, dealers, agents and remarketing firms that participate in the distribution of the offered securities may be “underwriters” as defined in the Securities Act. Any discounts or commissions they receive from us and any profits they receive on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify any underwriters, agents or dealers and describe their fees, commissions or discounts in the applicable prospectus supplement or pricing supplement, as the case may be.

Underwriters and Agents

If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own account. The underwriters may resell the offered securities in one or more transactions, including negotiated transactions. The offered securities may be offered through an underwriting syndicate represented by one or more managing underwriters or through one or more underwriter(s). Unless otherwise specified in connection with any particular offering of securities, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions contained in an underwriting agreement that we will enter into with the underwriters at the time of the sale to them. The underwriters will be obligated to purchase all of the offered securities if any are purchased, unless otherwise specified in connection with any particular offering of securities. Any initial public offering price and any discounts or concessions allowed, reallowed or paid to dealers may be changed from time to time.

We may designate agents to sell the offered securities. Unless otherwise specified in connection with any particular offering of securities, the agents will agree to use their best efforts to solicit purchases for the period of their appointment. We may also sell the offered securities to one or more remarketing firms, acting as principals for their own accounts or as agents for us. These firms will remarket the offered securities upon purchasing them in accordance with a redemption or repayment pursuant to the terms of the offered securities. A prospectus supplement or pricing supplement, as the case may be, will identify any remarketing firm and will describe the terms of its agreement, if any, with us, and its compensation.

In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

Dealers

We may sell the offered securities to dealers as principals. We may negotiate and pay dealers’ commissions, discounts or concessions for their services. The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us at the time of resale. Dealers engaged by us may allow other dealers to participate in resales.

Direct Sales

We may choose to sell the offered securities directly to multiple purchasers or a single purchaser. In this case, no underwriters or agents would be involved.

Market Making, Stabilization and Other Transactions

Each series of securities will be a new issue of securities and will have no established trading market, other than our Common Stock, which is listed on the NYSE. Any Common Stock sold pursuant to a prospectus supplement will be listed on the NYSE, subject to official notice of issuance. Any underwriters to whom we sell securities for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities, other than Common Stock, may or may not be listed on a national securities exchange, and any such listing if pursued will be described in the applicable prospectus supplement.

To facilitate the offering of the securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover the over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the debt securities by bidding for or purchasing debt securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

Indemnification; Other Relationships

We may agree to indemnify underwriters, dealers, agents and remarketing firms against certain civil liabilities, including liabilities under the Securities Act and to make contribution to them in connection with those liabilities. Underwriters, dealers, agents and remarketing firms, and their affiliates, may engage in transactions with, or perform services for us, and our affiliates, in the ordinary course of business, including commercial banking transactions and services.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Womble Bond Dickinson (US) LLP, Charlotte, North Carolina and by Dentons Bingham Greenebaum LLP, Evansville, Indiana. Womble Bond Dickinson (US) LLP and any counsel for any underwriters, dealers or agents will rely on Dentons Bingham Greenebaum LLP as to certain matters of Indiana law.

EXPERTS

The consolidated financial statements of Peabody Energy Corporation appearing in Peabody Energy Corporation’s Annual Report (Form 10-K) for the year ended December 31, 2020 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

ABOUT THE SUBSIDIARY GUARANTORS

If specified in any accompanying prospectus supplement respecting a series of debt securities, certain Subsidiary Guarantors may jointly and severally, fully, irrevocably and unconditionally guarantee our payment obligations under any series of debt securities offered by this prospectus. For financial information concerning our Subsidiary Guarantors, please refer to “Summarized Guarantor Financial Information.”

For additional information as to our and our subsidiaries’ business, properties, and financial condition, please refer to the documents cited in “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and other information with the Securities and Exchange Commission, or SEC. You may access and read our SEC filings, through the SEC’s Internet site at www.sec.gov. This site contains reports and other information that we file electronically with the SEC. Copies of certain information filed by us with the SEC are also available to the public on our website at http://www.peabodyenergy.com. You may request copies of our filings, at no cost, by telephone at (314) 342-3400 or by mail at: Peabody Energy Corporation, 701 Market Street, Suite 700, St. Louis, Missouri 63101, Attention: Investor Relations. Information contained on our website is not part of this prospectus or any prospectus supplement.

We have filed with the SEC a registration statement under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which constitutes part of the registration statement, does not contain all of the information presented in the registration statement and its exhibits and schedules. Our descriptions in this prospectus of the provisions of documents filed as exhibits to the registration statement or otherwise filed with the SEC are only summaries of the terms of those documents that we consider material. If you want a complete description of the content of the documents, you should obtain the documents yourself by following the procedures described above.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We have elected to “incorporate by reference” certain information into this prospectus, which means we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus.

We incorporate by reference our:

•	Annual Report on Form 10-K for the year ended December 31, 2020, as filed on February 23, 2021;

•

Definitive Proxy Statement on Schedule 14A, as filed on March 25, 2021 (solely those portions that were incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2020);

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Current Reports on Form 8-K filed with the SEC on January 4, 2021, January  11, 2021, January  19, 2021, January  29, 2021, January  29, 2021, February  1, 2021, February  1, 2021, February  5, 2021, March  5, 2021 and March 18, 2021, including any amendments thereto; provided, however, we do not incorporate by reference any information furnished under Item 2.02 or Item 7.01 or any exhibits furnished in connection therewith and included in any of these Current Reports on Form 8-K; and

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Form 8-A filed with the SEC on April  3, 2017, as amended by the description of our common stock contained in Exhibit 4.7 to our Annual Report on Form 10-K for the year ended December  31, 2019, and as amended by any subsequent amendment or report filed for the purpose of updating the description.

We are also incorporating by reference all other reports that we file in the future with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the date of the completion of the offerings to which this prospectus relates; provided, however, that we are not incorporating any information furnished under either Item 2.02 or Item 7.01 of any Current Report on Form 8-K. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement that is modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Up to $225,000,000

Peabody Energy Corporation

Common Stock

PROSPECTUS SUPPLEMENT

March 7, 2022

Goldman Sachs & Co. LLC